SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Under Rule 14a-12

Campus Crest Communities, Inc.

(Name of Registrant as Specified In Its Charter)

Clinton Group, Inc.

Clinton Relational Opportunity, LLC

Clinton Relational Opportunity Master Fund, L.P.

GEH Capital, Inc.

George E. Hall

Scott R. Arnold

Randall H. Brown

William A. Finelli

Raymond Mikulich

Campus Evolution Villages, LLC

Andrew Stark

Evan Denner

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CLINTON GROUP AND CAMPUS EVOLUTION VILLAGES SEND
OPEN LETTER TO STOCKHOLDERS

NEW YORK, April 2, 2015 /PRNewswire/ -- Clinton Group, Inc. (“Clinton” or “CGI”), a stockholder of Campus Crest Communities, Inc. ("Campus Crest", "CCG" or the "Company") (NYSE:CCG), and Campus Evolution Villages, LLC (“Campus Evolution Villages" or “CEV” and together with CGI, the “Clinton/Campus Evolution Group”), a leading private owner and operator of student housing assets, sent an open letter to the stockholders of Campus Crest.

“We maintain our belief that student housing is a unique asset class that requires very hands on management and expertise. We have assembled a very attractive portfolio of assets and have driven bottom line performance for our investors by managing day to day and dollar by dollar. We believe bringing the same management philosophy to Campus Crest will enable us to right the ship and create shareholder value,” stated Andrew Stark, CEO of Campus Evolution Villages.

“The dividend cut is disappointing especially in light of the Board’s ongoing process to sell the Company. However, I believe our proposal to remain independent with what we view as a better aligned Board and superior management provides a credible alternative to a change of control at a premium to NAV. We look forward to letting the shareholders decide their preferred path,” added Joseph A. De Perio, Senior Portfolio Manager at Clinton Group.

A copy of the letter is included in the release.

About Clinton Group, Inc.

Clinton Group, Inc. is a diversified asset management firm that is a Registered Investment Advisor. The firm has been investing in global markets since its inception in 1991 with expertise that spans a wide range of investment styles and asset classes.

About Campus Evolution Villages, LLC

Campus Evolution Villages is a singularly focused student housing management company; a thought leader and change agent setting a new standard in student living that goes beyond merely heads in beds. Its senior management team has more than 25 years of experience in serving the student demographic. Campus Evolution Villages’ specialized focus and customer-centric approach gives it a unique perspective on the particular needs and challenges of managing student housing. Campus Evolution Villages owns and/or manages approximately10,000 beds today at 20 universities from San Diego, California to Clemson, South Carolina.

CEV and its principals have a proven track-record in student housing, commercial and residential real estate finance and development, and in growing successful operating real estate platforms, which gives it a unique insight into the nuances of student housing. The principals of CEV are seasoned leaders with turn-around and growth experience at both the corporate and asset level and also with significant exposure to the capital markets, including public company and shareholder know-how. CEV has wide-ranging student housing management experience and strong relationships with owners, universities and other institutions. Top-down leadership and brand building, with culture immersion and training, has separated CEV from its peers; CEV understands that student housing is a management-intensive operating business requiring a cohesive team at all touch-points focused on the experiential nature of student housing.

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P., CLINTON RELATIONAL OPPORTUNITY, LLC, CLINTON GROUP, INC. AND GEORGE E. HALL (COLLECTIVELY, "CLINTON"), SCOTT R. ARNOLD, RANDALL H. BROWN, WILLIAM A. FINELLI AND RAYMOND MIKULICH (THE "NOMINEES") AND CAMPUS EVOLUTION VILLAGES, LLC, EVAN DENNER AND ANDREW STARK (TOGETHER WITH CLINTON AND THE NOMINEES, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF CAMPUS CREST COMMUNITIES, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY CLINTON WITH THE SEC ON FEBRUARY 23, 2015. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCE INDICATED ABOVE.

CONTACT: Joseph A. De Perio, Clinton Group, Inc., +1-212-825-0400, evolvecampuscrest@clinton.com

April 2, 2015

To Our Fellow Stockholders of Campus Crest:

We are investors alongside you in Campus Crest Communities, Inc. (“Campus Crest” or the “Company”) and have partnered with Campus Evolution Villages, LLC (“Campus Evolution”) (together, “we” or our “Group”) in our quest to improve the Company.

We believe you share our astonishment over yesterday’s announcement about the dividend cut. In our conversations with Mr. Kahlbaugh and Mr. Halfacre in December, after our nomination notice was made public, we had urged the Board to do the right thing and appropriately size the dividend and prevent a future reduction.

The consensus estimate of NAV per share as of today from the six research analysts covering the Company is $7.40 per share, a 15% premium to yesterday’s closing stock price. Reviewing the Company’s Form 2014 10-K, we believe, furthers our view that the Company is in desperate need of qualified student housing management. We continue to believe that our group would provide a total solution for Campus Crest: bringing student housing expertise and relationships, an operating strategy, potential financing, if needed, and an attractive forward pipeline of assets for the Company to acquire.

We believe there are two paths forward here. The Company can continue a sale process which we believe should garner between $8.50 and $9.50 per share, or a 32-48% premium to yesterday’s closing stock price. Alternatively, shareholders can elect to take our path and install the management team of Campus Evolution. While we believe that the stock would be worth more than $10.00 a share in a year under a newly constituted Board of Directors, a refreshed executive team with Campus Evolution management team at the helm, the adoption of their operating strategy, and the re-installment of the dividend, we continue to pledge we will not stand in the way of a change of control transaction acceptable to our fellow shareholders.

We look forward to soliciting your vote next month and can be reached at (212) 825-0400 or at evolvecampuscrest@clinton.com.

Thank you for your consideration,

Joseph A. De Perio